Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of September 15, 2020 by and among Healthcare Trust, Inc., a Maryland real estate investment trust (the “Company”), and B. Riley Principal Capital, LLC (“Investor”).

WHEREAS, the Company, Healthcare Trust Operating Partnership, L.P. a Delaware limited partnership (the “Partnership”), and Investor are parties to a Preferred Stock Purchase Agreement, dated as of September 15, 2020 (the “Purchase Agreement”), pursuant to which the Company is obligated to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement (as defined herein), registering the offer and sale of up to $15,000,000 of Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 per value per share (the “Shares”) that may be purchased by Investor pursuant to the Purchase Agreement;

WHEREAS, the Shares will not be registered pursuant to the 1933 Act (as defined herein) when issued to Investor pursuant to the Purchase Agreement; and

WHEREAS, the Company and Investor desire to enter into this Agreement to supplement and further define the registration rights set forth in the Purchase Agreement (the “Registration Rights”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the Company and Investor agree as follows:

1.            Definitions. Terms not otherwise defined herein or in the Purchase Agreement shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Affiliate” means any other Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For purposes of this definition, “control” of any Person means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this Registration Rights Agreement, as amended, restated, or supplemented in writing from time to time.

“Board” means the board of directors of the Company.

“Business Day” means each day other than a Saturday or Sunday or a day on which commercial banks in New York, New York are authorized or required by law to close.

“Holder” or “Holders” means (a) Investor in its capacity as a holder of record of Registrable Securities, and (b) any permissible direct or indirect transferee of the Registrable Securities from any Person. For purposes of this Agreement, the Company may deem and treat any registered holder of Registrable Securities as a Holder and absolute owner thereof, unless notified to the contrary in writing by the registered Holder thereof.

“Indemnified Party” is defined in Section 4.4.

“Indemnifying Party” is defined in Section 4.4.

“Losses” is defined in Section 4.1.

“Majority-in-Interest” means the Holder or Holders of more than 50% of the Registrable Securities.

“Person” means an individual or a real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Prospectus” means the prospectus or prospectuses included in the Registration Statement (including without limitation, any “free writing prospectus” (as defined in Rule 405 under the 1933 Act) and any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the 1933 Act and any term sheet filed pursuant to Rule 434 under the 1933 Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means, at any time, the Shares and any additional securities issued with respect thereto by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, and any securities issuable upon conversion, exercise or exchange thereof. As to any particular Registrable Securities, the securities shall cease to be Registrable Securities on the earliest to occur of: (a) the date on which the Registration Statement with respect to the sale of the securities shall have become effective under the 1933 Act and the securities shall have been sold, transferred, disposed of or exchanged in accordance with the Registration Statement; (b) the date on which the securities shall have ceased to be outstanding; and (c) the date on which the securities have been transferred in a transaction in which a Holder’s rights under this Agreement are not assigned by the Holder to the transferee of the securities.

“Underwritten Offering” means an offering of the Shares to the public through one or more underwriters.

2.            Registration Rights.

2.1            Resale Shelf Registration. The Company shall, at its own expense, file a registration statement with respect to the resale of all Registrable Securities by the Holder(s) on an appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act or any successor thereof (the “Registration Statement”) and permitting registration of the Registrable Securities for resale by the Holder(s). Effectiveness of the Registration Statement is a condition to Investor’s obligations under the Purchase Agreement. The Company shall use its commercially reasonable efforts, subject to Section 2.2, to keep the Registration Statement continuously effective until all Shares covered by the Registration Statement are no longer Registrable Securities, including, if necessary, by filing with the SEC, a post-effective amendment or a supplement to the Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for the Registration Statement or by the 1933 Act, the 1934 Act, any state securities or blue sky laws or any rules and regulations thereunder. The Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made with respect to the Prospectus, not misleading during the period that the Registration Statement is required to be effective and usable.

2.2            Suspension of Use of the Registration Statement. Upon prior written notice to the Holder(s), the Company may suspend the use of a Registration Statement pursuant to this Section 2.2 on up to four (4) occasions during any period of twelve (12) consecutive months for a reasonable time specified in the notice but not exceeding ninety (90) days in the aggregate during any such twelve (12) month period (a) if the Board determines in good faith that permitting sales under the Registration Statement would materially and adversely affect an underwritten primary offering of any of the Company’s equity securities that the Company is pursuing, provided that no such notice shall become effective until four (4) trading days after the last Purchase Date under the Purchase Agreement; or (b) if there is a material pending information regarding the Company or any of its subsidiaries that (i) the Company, in its sole discretion, would be reasonably required to disclose in connection with a public offering of securities (ii) has not been publicly disclosed by the Company and (iii) the Company’s advisor reasonably determines not to be in the Company’s interest to disclose at such time. In addition, the use of a Registration Statement shall be automatically suspended (a) during the Company's normal black-out periods, and (b) until the time the Company has filed all reports required to be filed by it pursuant to the 1934 Act. The Company agrees not to deliver a Purchase Notice less than four (4) trading days prior to the commencement of its normal blackout period or during such blackout period.

3.            Registration Procedures.

3.1            Filings. In connection with the filing of the Registration Statement as contemplated by the Purchase Agreement and this Agreement, the paragraphs below shall be applicable:

(a)            Filing of Registration Statement. The Company shall (1) prepare and file with the Commission the Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, which shall comply as to form with the requirements of the applicable form; (2) use its commercially reasonable efforts to cause the Registration Statement to be declared (if it is not an automatic shelf Registration Statement) and remain effective for the period required by (c) below; (3) not take any action (which shall include a failure to take action), that would cause the Registration Statement and the related Prospectus and any amendment or supplement thereto to contain a material misstatement or omission or cause the Registration Statement to not be effective during the period required to be effective hereunder; and (4) use its commercially reasonable efforts to cause the Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment or supplement to comply in all material respects with any requirements of the 1933 Act.

(b)            Copies. The Company shall furnish without charge to the Holder(s), copies of the Registration Statement as proposed to be filed, each amendment and supplement to the Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in the Registration Statement and such other documents as the Holder(s) may reasonably request. Following the filing of the Registration Statement, the Company shall furnish to each Holder (in each case in an electronic format, unless otherwise required by applicable law), upon request, a copy of the Registration Statement, each amendment and supplement thereto (including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in the Registration Statement and such other documents as the Holder(s) may reasonably request to facilitate disposition of the Registrable Securities owned by the Holders. The Company shall use its commercially reasonable efforts to comply with the request of any Holder to modify any information contained in the Registration Statement, and any amendment or supplement thereto pertaining solely to the Holder provided that the Company shall not be required to modify any information the Company believes would cause the Prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)            Amendments and Supplements. The Company shall prepare and file with the Commission all amendments, including post-effective amendments, and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and in compliance with the provisions of the 1933 Act until all Registrable Securities covered by the Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in the Registration Statement or the securities cease to be Registrable Securities.

(d)            Notification. (1) After the filing of the Registration Statement, the Company shall promptly, and in no event more than three (3) Business Days after the filing, notify each Holder of the filing, and shall further promptly notify each Holder of the occurrence, and in no event more than three (3) Business Days after the occurrence, of any of the following and, if requested by a Holder, confirm the notification in writing to each Holder: (1) when the Registration Statement becomes effective; (2) when any post-effective amendment to the Registration Statement becomes effective; (3) the issuance by the Commission of any stop order; (4) any request by the Commission for any amendment or supplement to the Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to the Prospectus so that, as thereafter delivered to the purchasers of the securities covered by the Registration Statement, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holders included in the Registration Statement and any supplement or amendment; and (5) any suspension under Section 2.2 above. Before filing with the Commission any amendment or supplement thereto, the Company shall furnish to each Holder copies of all documents proposed to be filed sufficiently in advance of filing to provide the Holders with a reasonable opportunity to review the documents and comment thereon, and the Company shall not file any amendment or supplement thereto to which a Holder shall reasonably object. The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness or qualification of the Registration Statement or suspending or preventing the use of any related Prospectus at the earliest possible time.

(e)            Securities Laws Compliance in Other Jurisdictions. The Company shall: (1) register or qualify the Registrable Securities covered by the Registration Statement under the securities or “blue sky” laws of the jurisdictions in the United States as the Holders included in the Registration Statement may reasonably request; and (2) take all action as reasonably necessary to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by these other governmental authorities and to do any and all other acts and things that may be necessary or advisable to enable the Holders included in the Registration Statement to offer and sell the Registrable Securities in the applicable jurisdictions; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, consent to general service of process in any jurisdiction or subject itself to taxation in any jurisdiction.

(f)            Listing. The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in the Registration Statement to be listed on the Nasdaq Stock Market pursuant to a supplemental listing application.

3.2            Obligation to Suspend Distribution. Upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 2.2, Section 3.1(d)(3) or (4), each Holder included in the Registration Statement shall immediately discontinue any offers or sales of the Registrable Securities until the Holder receives a supplemented or amended Prospectus from the Company. Each Holder will destroy all copies of any Prospectus, other than file copies then in the Holder’s possession, at the time of receipt of the notice.

3.3            Registration Expenses. In addition to expenses payable by the Company pursuant to the Purchase Agreement, the Company shall pay the following costs and expenses whether or not the Registration Statement becomes effective, including, without limit: (a) all registration and filing fees; (b) fees and expenses of complying with securities or “blue sky” laws (including fees and disbursements of counsel in connection with qualifying the Registrable Securities under applicable blue sky laws; (c) printing expenses; (d) the fees and expenses incurred in connection with the listing the Registrable Securities; (e) fees payable to FINRA; and (f) fees and disbursements of counsel for the Company and fees and expenses for independent public accountants retained by the Company and any other accounting fees, charges and expenses incurred by the Company. Except as provided for in the Purchase Agreement, the Company shall have no obligation to pay any other costs or expenses with respect to the Registration Statement or the sale of Registrable Securities. The obligation of the Company to bear the expenses described in this Section 3.3 shall apply regardless of whether the Registration Statement becomes effective, is withdrawn or suspended, is converted to another form of registration and regardless of when any of the foregoing occur.

3.4            Underwritten Offering. If at any time after the effectiveness of the Registration Statement any Holder elects to conduct an Underwritten Offering, the Company and the Partnership shall enter into customary agreements (including an underwriting agreement in form substantially similar to those previously entered into by the Company and the Partnership, on the one hand, and B. Riley FBR, on the other, and reasonably satisfactory to the Company, the Partnership and B. Riley FBR) and take all other reasonable action in connection therewith in order to facilitate the distribution of the Registrable Securities through one or more underwriters (including, but not limited to, making representations, warranties and agreements (including indemnities) to the Holder(s) and to any underwriters in such form and scope as is customarily in underwritten public offerings of securities by selling stockholders. In addition, in the case of an Underwritten Offering, the Company shall: (a) use its commercially reasonable efforts to furnish or cause to be furnished to the underwriters (i) an opinion of counsel for the Company and the Partnership, dated the date of execution of the underwriting agreement and the date of any closing under the underwriting agreement, reasonably satisfactory to the underwriters and (ii) a “comfort letter,” dated the date of execution of the underwriting agreement and the date of any closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s and the Partnership’s financial statements included in a Registration Statement and the related Prospectus, covering the matters as are customarily covered in comfort letters delivered to underwriters in underwritten public offerings of securities; and (b) make available for inspection by representatives of the Holder(s) and the representatives of the underwriters participating in any Underwritten Offering and, any accounting firm retained by the Holder(s) or the underwriters, during normal business hours and upon reasonable notice, all financial and other records, pertinent documents and properties of the Company and Partnership and cooperate with, and cause the respective executive officers of the Company and the Partnership to supply all information reasonably requested by, these parties in connection with a Registration Statement and the related Prospectus and the due diligence review of the Company and the Partnership and the information contained or incorporated by reference in the Registration Statement; provided, however, neither the Company nor the Partnership shall be required to disclose any records, documents or information that the Company determines, in good faith: (1) would cause the Company or the Partnership to be in violation of U.S. federal or state securities laws; or (2) to be confidential unless, (i) the disclosure of the records, documents or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement or the related Prospectus, (ii) the release of the records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the records, documents or information have been generally made available to the public.

3.5            Information. In connection with the filing of the Registration Statement, each Holder shall provide all information required by the Company to comply with federal and applicable state securities laws. If a Holder fails to provide any required information, the Company may omit the Holder’s Registrable Securities from the Registration Statement.

4.            Indemnification and Contribution.

4.1            Indemnification by the Company. The Company agrees to indemnify and hold harmless to the fullest extent permitted by applicable law each Holder, and each of their respective officers, employees, Affiliates, trustees, directors, partners, members, attorneys and agents, and each Person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act) the Holder of Registrable Securities from and against any expenses, losses, judgments, claims, damages or liabilities (“Losses”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus (including any preliminary Prospectus), or any amendment thereof or supplement thereto, including all documents incorporated therein by reference, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, including all documents incorporated therein by reference, in the case of the Prospectus (including any preliminary Prospectus) in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any case to any Holder to the extent that any the Losses (i) arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus (including any preliminary Prospectus), or any the amendment thereof or supplement thereto, including all documents incorporated therein by reference, in reliance upon and in conformity with information furnished in writing to the Company by the Holder expressly for use therein as set forth on Exhibit A hereto, or (ii) results from the Holder’s breach of Section 3.2.

4.2            Indemnification by Holders of Registrable Securities. Each Holder agrees, severally and not jointly, to indemnify and hold harmless to the fullest extent permitted by applicable law the Company, and each of its officers, employees, Affiliates, trustees and agents, and each Person who controls the Company within the meaning of the 1933 Act, against any Losses, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus (including any preliminary Prospectus), or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statement therein, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading, in each case, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Holder expressly for use therein as set forth on Exhibit A hereto. Each Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of gross proceeds actually received by each Holder from sales of Registrable Securities giving rise to this obligation.

4.3            Survival. Any indemnity hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive the transfer of securities by any Holder.

4.4            Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any Loss or any action in respect of which indemnity may be sought pursuant to Section 4.1 or Section 4.2, the Person seeking indemnity (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify the other Person (the “Indemnifying Party”) in writing of the Loss or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to the Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually and materially prejudiced by the failure to provide notice. In any action in which both the Indemnified Party and the Indemnifying Party are named as defendants or if the Indemnified Party or Parties determines in good faith that a conflict of interest exists and that therefore it is advisable for the Indemnified Party or Parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the Indemnifying Party, then the Indemnifying Party or Parties shall not be entitled to assume the defense of the action and the Indemnified Party or Parties shall be entitled to separate counsel at the Indemnifying Party’s or Parties’ expense. The Indemnifying Party or Parties will pay the reasonable fees and expenses of counsel for the Indemnified Party or Parties (limited in each jurisdiction to one counsel for all Indemnified Parties under this Agreement). The Indemnified Party shall have the right to employ separate counsel (but no more than one separate counsel, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Shares sold by all Indemnified Parties) to represent the Indemnified Party or Parties and their respective controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party or Parties against the Indemnifying Party or Parties, with the fees and expenses of the separate counsel to be paid by the Indemnifying Party. No Indemnifying Party shall, without the prior written consent of any Indemnified Party or Parties, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party or Parties are or could have been a party and indemnity could have been sought hereunder by the Indemnified Party, unless the judgment or settlement: (1) includes an unconditional release of the Indemnified Party from all liability arising out of the claim or proceeding; (2) does not include any statement of admission of fault, culpability or failure to act by or on behalf of the Indemnified Party; (3) does not provide for any action on the part of any party other than the payment of money damages, which is to be paid in full by the Indemnifying Party; and (4) does not provide for the refraining from taking any action on the part of the Indemnified Party where the action is otherwise legally permissible.

4.5            Contribution. (a)  If the indemnification provided for in this Section 4 is unavailable to any Indemnified Party or insufficient to hold it harmless in respect of any Loss referred to herein, then each Indemnifying Party, in lieu of indemnifying an Indemnified Party or Parties, shall contribute to the amount paid or payable by the Indemnified Party or Parties as a result of the Loss in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions that resulted in the Loss, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnified Party or Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission.

(b)            The Parties agree that it would not be just and equitable if contribution pursuant to this Section 4.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.5(a).

(c)            The amount paid or payable by an Indemnifying Party as a result of any Loss shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by the Indemnified Party in connection with investigating or defending the action or claim. Notwithstanding the provisions of this Section 4.5, no Holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount by which the net proceeds (constituting any discounts and fees received by Holder) actually received by the Holder from the sale of Registrable Securities exceeds the amount of any damages that the Holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission.

(d)            The indemnity and contribution agreements contained in this Section 4 are in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties hereunder, under applicable law or at equity, and shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party or any officer, employee, Affiliate, trustee, director, partner, member, attorney, agent or controlling person of the Indemnified Party and shall survive the transfer of Registrable Securities.

(e)            Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of the fraudulent misrepresentation.

5.            Rule 144. At those times as the Company is obligated to file reports in compliance with either Section 13 or 15(d) of the 1934 Act, the Company covenants that it shall timely file any reports required to be filed by it under the 1934 Act to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the 1933 Act in reliance on the exemption provided by Rule 144 under the 1933 Act, as the Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission. In connection with any sale, transfer or other disposition by a Holder of any Registrable Securities pursuant to Rule 144 under the 1933 Act, the Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends except those necessary to comply with applicable requirements on ownership limits, and enable certificates for the Registrable Securities to be for that number of shares and registered in such names as the Holder may reasonably request at least five (5) Business Days prior to any sale of Registrable Securities.

6.            Miscellaneous.

6.1            Assignment; Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and permitted assigns, including, without limitation, any successor of the Company by merger, acquisition, reorganization, recapitalization or otherwise. Notwithstanding the previous sentence, this Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part except to a successor-in-interest of the Company. This Agreement and the rights, duties and obligations of each Holder hereunder may be assigned by a Holder in conjunction with and to the extent of any transfer of Registrable Securities to any Person; provided, however, that no transfer shall be binding upon or obligate the Company to any assignee, and no assignee shall be deemed a Holder hereunder, unless and until the Company shall have received written notice of transfer or assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement

6.2            No Third Party Beneficiaries. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 4 and Section 6.1.

6.3            Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable overnight courier service with charges prepaid, or transmitted by hand delivery, telex or facsimile, email, addressed as set forth below, or to such other address as the party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telex, facsimile or email; provided, however, that if service or transmission is not on a Business Day or is after normal business hours, then the notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of notice to a reputable overnight courier service with an order for next-day delivery.

To the Company:

Healthcare Trust, Inc.

650 Fifth Avenue

30th Floor

New York, New York 10019

Attention: Legal Department

Fax No. (646) 861-7743

with a copy to:

Proskauer Rose LLP
70 West Madison Street
Suite 3800
Chicago, IL 60602
Attention: Michael J. Choate
Fax No. (312) 962-3551

To the Holder(s):

B. Riley Principal Capital, LLC

11100 Santa Monica Blvd.

Suite 800

Los Angeles, CA 90025

Attention: Kenneth Young and Daniel Shribman

Telephone: (646) 885-5405

Email: dshribman@brileyfin.com

with a copy to:

Duane Morris
1 Riverfront Plaza
1037 Raymond Blvd.
Newark, NJ 07102
Attention: Dean Colucci
(973) 424-2020

6.4            Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to the invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5            Counterparts. This Agreement may be executed by facsimile and in multiple counterparts, and all of which taken together shall constitute one and the same instrument.

6.6            Entire Agreement. This Agreement and the Purchase Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions among the parties, whether oral or written.

6.7            Modifications and Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of a Majority-in-Interest at the time.

6.8            Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9            Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which the party has the right to waive, provided, that the waiver will not be effective against the waiving party unless the waiver is in writing signed by the party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision of this Agreement. No waiver or extension of time for performing any obligations or acts shall be deemed a waiver or extension of the time for performing any other obligations or acts.

6.10          Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, each Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.11          Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with these laws. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to the jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to the exclusive jurisdiction and agree not to plead or claim that the courts represent an inconvenient forum.

6.12          Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, RELEASES AND RELINQUISHES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATIONS, ANY CLAIM OR ACTION TO REMEDY ANY BREACH OR ALLEGED BREACH HEREOF, TO ENFORCE ANY TERM HEREOF, OR IN CONNECTION WITH ANY RIGHT, BENEFIT OR OBLIGATION ACCORDED OR IMPOSED BY THIS AGREEMENT.

6.13          Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party or parties under this Agreement in accordance with the terms and conditions of this Agreement, without the requirement of proving actual damages or posting a bond.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

Healthcare Trust, Inc.

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Chief Executive Officer and President

Healthcare Trust Operating Partnership, L.P.

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Chief Executive Officer and President

HOLDER:

B. Riley Principal Capital, LLC

By:	/s/ Dan Shribman
Name: Dan Shribman
Title: Chief Investment Officer

EXHIBIT A

Information About The Holder Furnished To The Company By The Holder

Expressly For Use In Connection With The Registration Statement and Prospectus

The following material included in the Registration Statement:

•         Footnote 3 to the table regarding the beneficial ownership of Shares by the selling stockholder under the caption “Selling Stockholders”

•         Paragraphs four and ten under the caption “Plan of Distribution”

EXHIBIT B

Form of Notice of Effectiveness of Registration Statement

Computershare Trust Company, N.A.

[ADDRESS]

Attention: [●]

Re:	Healthcare Trust, Inc.

Ladies and Gentlemen:

We refer to that certain Preferred Stock Purchase Agreement, dated as of September 15, 2020 (the “Purchase Agreement”), entered into by and between Healthcare Trust, Inc., a Maryland corporation (the “Company”), its operating partnership and B. Riley Principal Capital, LLC (the “Investor”), pursuant to which the Company has the right to sell to the Investor, and the Investor has committed to purchase from the Company, up to $15,000,000 worth of shares of the Company’s 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, on the terms and subject to the conditions set forth in the Purchase Agreement.

Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement, dated as of September 15, 2020, with the Investor (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Purchase Agreement and the Registration Rights Agreement, on [●], 2020, the Company filed a Registration Statement on Form S-11 (File No. 333-[●]) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the resale of the Registrable Securities which names the Investor as the selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the Commission’s staff has advised us by telephone that the Commission has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the Commission’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the Commission and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

By:
[Company Counsel]

CC: B. Riley Principal Capital, LLC